================================================================================

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ]  Confidential, For Use of the Commission
                                    Only (as Permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              SINTER METALS, INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid: ...............................................

     (2) Form, Schedule or Registration Statement no.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                              SINTER METALS, INC.
                                 TERMINAL TOWER
                          50 PUBLIC SQUARE, SUITE 3200
                             CLEVELAND, OHIO 44113

                                                                  March 28, 1997

Dear Sinter Metals Stockholder:

     You are cordially invited to attend the 1997 Annual Meeting of Sinter Metals, Inc. (the "Company"), which will be held on Thursday, May 15, 1997, at 10:00 a.m. Eastern Daylight Time at the Renaissance Cleveland Hotel, 24 Public Square, Cleveland, Ohio (the "Annual Meeting").

     At the Annual Meeting, we will report to you on current business conditions and recent developments at the Company. Members of the Board of Directors and all of our executive officers will be present to discuss the affairs of the Company with you. In addition, the stockholders will be asked to vote on proposals involving the election of directors, the approval and ratification of certain changes to the 1994 Key Employee Stock Incentive Plan, the approval and ratification of the Company's new 1997 Stock Option Plan for Non-Employee Directors and the appointment and ratification of the independent certified public accountants of the Company for 1997. I hope that you will carefully read the proposals, which are described in greater detail in the accompanying Proxy Statement, and cast your vote in favor of them.

     The Company has enclosed with this letter copies of its Annual Report for the year ended December 31, 1996, a Notice of Annual Meeting of Stockholders and a Proxy Statement (including a proxy card). If you would like another copy of the 1996 Annual Report and a copy of the Company's Annual Report on Form 10-K, please contact Mr. Michael T. Kestner, Vice President, Chief Financial Officer and Secretary, at the Company, and you will be provided copies at no cost.

     It is important that your shares be represented and voted at the Annual Meeting, regardless of the size of your holdings. Accordingly, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope to ensure your shares will be represented. If you do attend the Annual Meeting, you may, of course, withdraw your proxy should you wish to vote in person.

     On behalf of the Board of Directors and management of the Company, I would like to thank you for choosing to invest in Sinter Metals. We are pleased with the results of our efforts in 1996 and look forward to meeting the challenges of 1997.

                                            Sincerely,

                                            /s/ Joseph W Carreras
                                            Joseph W. Carreras
                                            Chairman of the Board and Chief
                                            Executive Officer

                              SINTER METALS, INC.
                                 TERMINAL TOWER
                          50 PUBLIC SQUARE, SUITE 3200
                             CLEVELAND, OHIO 44113

             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                  MAY 15, 1997

     The Annual Meeting of Stockholders of Sinter Metals, Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 15, 1997, at 10:00 a.m. Eastern Daylight Time at the Renaissance Cleveland Hotel, 24 Public Square, Cleveland, Ohio, for the purposes of:

     (1) Electing seven (7) Directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

     (2) Approving the appointment of the independent certified public accountants of the Company for the year ending December 31, 1997;

     (3) Approving certain amendments to the 1994 Key Employee Stock Incentive Plan;

     (4) Approving the Company's 1997 Stock Option Plan for Non-Employee Directors; and

     (5) Transacting such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on March 21, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

                                            By Order of the Board of Directors

                                            /s/ Michael T. Kestner
                                            Michael T. Kestner
                                            Secretary

March 28, 1996

     The Company's Annual Report for the year ended December 31, 1996 is enclosed. The 1996 Annual Report contains financial and other information about the Company, but is not incorporated into the Proxy Statement and is not deemed to be a part of the proxy soliciting material.

EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

                              SINTER METALS, INC.
                                 TERMINAL TOWER
                          50 PUBLIC SQUARE, SUITE 3200
                             CLEVELAND, OHIO 44113

                                PROXY STATEMENT
          ------------------------------------------------------------

                   ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                ON MAY 15, 1997
          ------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Sinter Metals, Inc., a Delaware corporation (the "Company"), of proxies to be used at the annual meeting of stockholders of the Company to be held on Thursday, May 15, 1997, at 10:00 a.m. Eastern Daylight Time at the Renaissance Cleveland Hotel, 24 Public Square, Cleveland, Ohio (the "Annual Meeting"). This Proxy Statement and the related proxy card are first being mailed to holders of the Company's Class A Common Stock, par value $.001 per share (the "Class A Common Stock"), on or about March 28, 1997.

     If the enclosed proxy card is executed and returned, the shares represented by it will be voted as directed on all matters properly coming before the Annual Meeting for a vote. Returning your completed proxy will not prevent you from voting in person at the Annual Meeting should you be present and desire to do so. In addition, the proxy may be revoked at any time prior to its exercise either by giving written notice to the Company or by submission of a later-dated proxy.

     Stockholders of record of the Company's Class A Common Stock at the close of business on March 21, 1997 will be entitled to vote at the Annual Meeting. On that date, the Company had outstanding 7,544,416 shares of Class A Common Stock and 2,543,381 shares of Class B Common Stock, par value $.001 per share (the "Class B Common Stock;" the Class A Common Stock and Class B Common Stock being hereinafter referred to as the "Common Stock"). A list of the Company's stockholders will be open to the examination of any stockholder, for any purpose germane to the meeting, at the Company's headquarters for a period of ten days prior to the meeting. Only the outstanding shares of Class A Common Stock are entitled to vote, and each share of Class A Common Stock entitles the holder thereof to one vote. At the Annual Meeting, inspectors of election shall determine the presence of a quorum and shall tabulate the results of the stockholders' voting. The holders of a majority of the total number of outstanding shares of Class A Common Stock entitled to vote must be present in person or by proxy to constitute the necessary quorum for any business to be transacted at the Annual Meeting. In accordance with the Restated By-Laws of the Company (the "By-Laws"), properly executed proxies marked "abstain" as well as proxies held in street name by brokers that are not voted on all proposals to come before the Annual Meeting ("broker non-votes"), will be considered "present" for purposes of determining whether a quorum has been achieved at the Annual Meeting.

     The seven nominees for Director receiving the greatest number of votes cast at the Annual Meeting in person or by proxy shall be elected. Consequently, any shares of Class A Common Stock present in person or by proxy at the Annual Meeting but not voted for any reason have no impact in the election of Directors, except to the extent that the failure to vote for an individual may result in another individual receiving a larger number of votes. All other matters to be considered at the Annual Meeting require for approval the favorable vote of a majority of shares voted at the meeting in person or by proxy. Stockholders have no right to cumulative voting as to any matter, including the election of Directors. If any proposal at the Annual Meeting must receive a specific percentage of favorable votes for approval, abstentions in respect of such proposal are treated as present and entitled to vote under the By-Laws and therefore have the effect of a vote against such proposal. Broker non-votes in respect of any proposal are not counted for purposes of determining whether such proposal has received the requisite approval under the By-Laws.

     The shares of Class A Common Stock represented by all valid proxies received will be voted in the manner specified on the proxies. Where specific choices are not indicated on a valid proxy, the shares represented by such proxies received will be voted: (i) for the nominees for Director named in this Proxy Statement; (ii) for approval of the appointment of Arthur Andersen LLP as independent certified public accountants of the Company;
(iii) for the approval and ratification of certain amendments to the 1994 Key Employee Stock Incentive Plan; (iv) for the approval and ratification of the Company's new 1997 Stock Option Plan for Non-Employee Directors; and (v) in accordance with the best judgment of the persons named in the enclosed proxy, or their substitutes, for any other matters which properly come before the Annual Meeting.

                             ELECTION OF DIRECTORS

                                 (PROPOSAL ONE)

     The Board of Directors is currently comprised of seven Directors. The Board of Directors has nominated and recommends the election of each of the nominees set forth below. Each nominee is currently a Director of the Company. If any nominee becomes unavailable for any reason or should a vacancy occur before the election (which events are not anticipated), the persons named on the enclosed proxy card may substitute another person as a nominee or may add or reduce the number of nominees to such extent as they shall deem advisable. At the Annual Meeting, seven Directors are to be elected to serve until the next annual meeting and until their successors are elected and qualified or until their earlier removal or resignation. Newly created directorships resulting from an increase in the authorized number of Directors or any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause will be filled by the affirmative vote of a majority of the remaining Directors then in office. Those Directors who are neither employees of the Company nor affiliates of Citicorp Venture Capital, Ltd. ("CVC"), receive an annual retainer of $20,000. If the stockholders approve and ratify the Company's new 1997 Stock Option Plan for Non-Employee Directors, the Company will award, on an annual basis, options to purchase shares of the Class A Common Stock of the Company to each Director who is not an employee of the Company, as described herein. See "Approval and Ratification of the Company's 1997 Stock Option Plan for Non-Employee Directors." In addition to the foregoing, each Director is reimbursed for any reasonable travel expenses incurred in attending Board of Directors' meetings. The Directors do not receive any additional compensation for committee participation.

     Information regarding the nominees for Director of the Company is set forth below:

            NAME                AGE                        POSITION(S)
----------------------------    ---     --------------------------------------------------
Joseph W. Carreras              43      Chairman of the Board and Chief Executive Officer
Donald L. LeVault               61      President and Director
E. Joseph Hochreiter (1)(2)     50      Director
David Y. Howe                   32      Director
Mary Lynn Putney (1)(2)         49      Director
William H. Roj (1)(2)           48      Director
Charles E. Volpe                59      Director

---------------

(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

     There are no family relationships between or among any Directors or executive officers of the Company.

DIRECTOR NOMINEES

     JOSEPH W. CARRERAS has been Chairman of the Board of the Company since June 1993, Chief Executive Officer since January 1994 and a Director since the Company's formation in December 1991. Prior to December 1993, Mr. Carreras was a Vice President with CVC, one of the principal stockholders of the Company. Mr. Carreras joined CVC in March 1984 and held various executive positions in addition to Vice President.

     DONALD L. LEVAULT has been the President and a Director of the Company since its formation in December 1991. From 1981 to 1989, Mr. LeVault served as Vice President and General Manager of Ajay Enterprises Corporation, a division of Fuqua Corporation. Mr. LeVault also serves as a director of Omega Pultrusions, Inc., a manufacturer of specialized fiberglass products.

     E. JOSEPH HOCHREITER has been a Director of the Company since its formation in December 1991. Mr. Hochreiter is currently the Chairman, President and Chief Executive Officer of Lanxide Precision, Inc., which designs, engineers and manufactures microprecision metal matrix composite components and assemblies, and the Chairman of National Recovery Systems, an on-site metal oxide recovery company. Prior to August 1994, Mr. Hochreiter was the President, Chief Operating Officer and director of Fisher & Porter Company, a manufacturer of process control systems and equipment. From 1987 to 1991, Mr. Hochreiter was the President of HMA Investments, a private investment firm of which he was the principal founder.

     DAVID Y. HOWE has been a Director of the Company since November 1994. Mr. Howe is currently a Vice President of CVC, where he has been employed since 1993. From 1990 to 1993, Mr. Howe was employed by Butler Capital Corporation, a private investment company. Mr. Howe serves on the Board of Directors of Pen-Tab Holdings, Inc., Aetna Industries, Inc., Cable Systems International, Inc., Brake-Pro Inc., Copes-Vulcan, Inc., Milk Specialties Company and American Italian Pasta Company.

     MARY LYNN PUTNEY has been a Director of the Company since December 1994. Ms. Putney is currently a Managing Director of Citibank, N.A., in its global investment group. Ms. Putney has been employed by Citibank, which is the parent corporation of CVC, for 27 years.

     WILLIAM H. ROJ has been a Director of the Company since February 1994. Mr. Roj was a partner of the law firm of Jones, Day, Reavis & Pogue from 1983 until December 31, 1995. Mr. Roj is currently the President of ERICO International Corporation, a construction machinery manufacturing company. Mr. Roj is also a director of DNX Corporation, which conducts research, develops therapeutic products and provides biological testing services on transgenic animals.

     CHARLES E. VOLPE has been a Director of the Company since November 1994. Until 1996, Mr. Volpe was an Executive Vice President, Chief Operating Officer and director of KEMET Electronics Corporation and its parent, KEMET Corporation, which manufactures tantalum and ceramic capacitors. Mr. Volpe has served as a director of KEMET Electronics Corporation since April 1987 and serves as a director of Encad, Inc.

COMMITTEES AND DIRECTORS' MEETINGS

     The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee.

     The Audit Committee is authorized to establish policies for and generally monitor the administration of the audit function of the Company and its subsidiaries, and to establish and monitor policies with respect to services provided by the Company's independent certified public accountants. The Audit Committee has free and independent access to the financial records of the Company and its certified public accountants and is required to report to the full Board of Directors on at least an annual basis. The Audit Committee held one meeting in 1996.

     The Compensation Committee is authorized to oversee all matters relating to human resources of the Company and may administer stock option or stock-related plans and, in connection therewith, awards of options and performance units to employees pursuant to any such stock option or stock related plan. In connection therewith, the Compensation Committee reviews on an annual basis the compensation arrangements of the Company's executive officers and makes recommendations regarding such compensation arrangements for the next year to the entire Board of Directors. In addition, the Compensation Committee is responsible for establishing guidelines for payments under employee profit-sharing plans and setting general parameters for non-management employee salary adjustments. The Compensation Committee held two meetings in 1996.

     The Board of Directors held six meetings in 1996. All of the Directors attended 75% or more of (i) the total number of meetings of the Board of Directors conducted during the period in which each served as a Director with the exception of Mr. Howe, who attended 66% of such meetings and (ii) the total number of meetings held by Committees of the Board in which each served.

     The Company does not have a nominating committee. A majority of the Board of Directors then serving is responsible for filling vacancies on the Board as they occur and recommending candidates for election as Directors at the annual meetings of stockholders. The Board will consider individuals recommended for nomination by stockholders of the Company. Such recommendations should be submitted in writing to the Chairman of the Board, who will submit them to the entire Board for its consideration. The recommendations must be accompanied by the consent of the individual nominated to be elected and to serve.

     In addition, the By-Laws require that advance notice of nominations for the election of Directors to be made by a stockholder (as distinguished from a stockholder's recommendation to the Board) be given to the Secretary of the Company no later than 60 days before an annual meeting of stockholders, together with (i) the name and address of the stockholder and the name of the person to be nominated; (ii) the number and class of shares owned by the stockholder making the nomination; (iii) a representation that the stockholder is a holder of record of the Company's voting stock, is entitled to vote at the meeting and intends to appear there in person or by proxy to make the nomination; (iv) a description of arrangements or understandings between the stockholder and others pursuant to which the nomination is to be made; (v) such other information regarding the nominee as would be required in a proxy statement filed under the proxy rules of the Securities and Exchange Commission ("SEC"); and (vi) the signed consent of the nominee to serve as a Director if elected.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers, Directors and persons who beneficially own more than ten percent of the Company's Class A Common Stock to file reports of securities ownership and changes in such ownership with the SEC. Officers, Directors and greater than ten percent beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon a review of the copies of such forms furnished to the Company, the Company believes that during 1996 all Section 16(a) filing requirements applicable to its officers, Directors and greater than ten percent beneficial owners were complied with, except in the case of Mr. Roj, who did not file a Form 5 until March 7, 1997. Mr. Roj's Form 5 disclosed one transaction involving 199 shares of Class A Common Stock.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     In July 1996, the Company acquired SinterForm Incorporated ("SinterForm"). Prior to this acquisition, SinterForm engaged Locke Bros. to act as a sales representative on its behalf. Ted A. Mueller, a partner in Locke Bros., is the brother-in-law of Michael T. Kestner, the Company's Vice President, Chief Financial Officer and Secretary. Total commissions paid to Locke Bros. by SinterForm aggregated approximately $118,000 for 1996, of which $46,000 was paid subsequent to the Company's acquisition of SinterForm.

     On December 16, 1996, the Company purchased the Powder Metal Forge Unit of Delco Remy America, Inc. for an aggregate purchase price of $7.7 million. At the closing, the Company paid $5.2 million in cash and issued a $2.5 million promissory note payable on the earlier of June 1998 and the date on which certain of the acquired assets are relocated to a newly-constructed facility in Emporium, Pennsylvania and such facility commences operations. CVC, which owns approximately 46% of the Company's Common Stock, owns 19.8% of the outstanding Class A Common Stock and 86.5% of the outstanding Class B Common Stock of Delco Remy America, Inc.

     On December 19, 1996, the Company and a syndicate of banks, including Citibank, N.A., London ("Citibank") and Citicorp, USA, Inc. ("Citicorp") entered into a new credit arrangement (the "New Credit Facility"). CVC is an affiliate of Citibank and Citicorp. As lenders under the New Credit Facility, Citicorp and Citibank received and may from time to time receive, on a pro rata basis with all other lenders under this facility, facility fees and letter of credit participation fees.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     Except as otherwise indicated, the following table sets forth certain information as of February 14, 1997 as to the security ownership of those persons owning of record or known to the Company to be the beneficial owner of more than five percent of the voting securities of the Company and the security ownership of equity securities of the Company by each of the Directors of the Company, Director nominees and each of the executive officers named in the Summary Compensation Table, and all Directors and executive officers as a group. All information with respect to beneficial ownership has been furnished by the respective Director, Director nominees, executive officer or five percent beneficial owner, as the case may be. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their names. Beneficial ownership of the Common Stock has been determined for this purpose in accordance with the applicable rules and regulations promulgated under the Exchange Act.

                                                           CLASS A                    CLASS B
                                                     COMMON STOCK (1)(2)          COMMON STOCK (1)
                                                    ----------------------     ----------------------
          DIRECTORS, EXECUTIVE OFFICERS,            NUMBER OF     PERCENT      NUMBER OF     PERCENT
               AND 5% STOCKHOLDERS                   SHARES       OF CLASS      SHARES       OF CLASS
--------------------------------------------------  ---------     --------     ---------     --------
Stockholders' Agreement Group (3)(4)..............  1,757,732       35.1%      2,543,381       100.0%
c/o Sinter Metals, Inc.
50 Public Square, Suite 3200
Cleveland, Ohio 44113
Citicorp Venture Capital Ltd. (4).................    903,325       18.0       2,543,381       100.0
399 Park Avenue, 14th Floor
New York, New York 10043
Joseph W. Carreras................................    529,258       10.6              --          --
50 Public Square, Suite 3200
Cleveland, Ohio 44113
Skyline Asset Management, L.P. (5)................    375,200        7.5              --          --
311 South Wacker Drive, Suite 4500
Chicago, Illinois 60606
Wellington Management Company (6).................    312,500        6.2              --          --
75 State Street
Boston, Massachusetts 02109
T. Rowe Price Associates, Inc. (7)................    275,000        5.5              --          --
100 E. Pratt Street
Baltimore, Maryland 21202
Donald L. LeVault.................................    219,755        4.4              --          --
E. Joseph Hochreiter..............................     30,693          *              --          --
David Y. Howe.....................................         --          *              --          --
Mary Lynn Putney..................................     10,690          *              --          --
William H. Roj....................................      1,370          *              --          --
Charles E. Volpe..................................     10,000          *              --          --
Michael T. Kestner................................     30,278          *              --          --
All Directors and executive officers as a group (8
persons)..........................................    832,044       16.6              --          --

---------------

  * Less than one percent.

(1) The Class A Common Stock is the only voting security of the Company and entitles the holder thereof to one vote per share. The Class B Common Stock is nonvoting and is convertible on a one-for-one basis into Class A Common Stock at the option of the holder thereof.

(2) Includes with respect to each of the following individuals and groups the following number of shares of Class A Common Stock which may be acquired upon exercise of options within 60 days of February 14, 1997: Stockholders' Agreement Group (61,333 shares); Joseph W. Carreras (43,333 shares); Donald
    L. LeVault (16,667 shares); Michael T. Kestner (16,667 shares); and all directors and executive officers as a group (76,667 shares).

(3) The Company, CVC, Richard A. McLean and Messrs. Carreras and LeVault have entered into a stockholders' agreement relating to the shares of Common Stock owned by each of them (the "Stockholders' Agreement"). See "Stockholders' Agreement." As a result, the parties to the Stockholders' Agreement may be deemed to have acquired beneficial ownership of all the shares of Common Stock subject to the Stockholders' Agreement, an aggregate of 4,301,113 shares, as a "group" as defined under the Exchange Act. Each of the parties to the Stockholders' Agreement disclaims any beneficial ownership with respect to shares of Common Stock held by the other parties to the Stockholders' Agreement. The number of shares of Common Stock shown for each of the parties to the Stockholders' Agreement named separately in the table does not include shares that may be deemed to be beneficially owned by such individuals solely as a result of the Stockholders' Agreement.

(4) Assuming the conversion of each share of Class B Common Stock held by CVC into one share of Class A Common Stock in accordance with Rule 13d-3(d) under the Exchange Act, CVC would beneficially own 3,446,706 shares of Class A Common Stock, which represents approximately 45.7% of the outstanding Class A Common Stock. CVC is subject to certain banking regulations that limit the amount of the Company's voting securities it can hold.

(5) Skyline Asset Management, L.P. ("Skyline") reported, as of June 30, 1996, shared voting and dispositive power with respect to these shares of Class A Common Stock, which are held by Skyline as investment advisor to certain client accounts over which Skyline exercises discretion. This information was obtained by the Company from Skyline's Schedule 13F filed with the SEC in November 1996. No additional information with respect to Skyline's holdings of Class A Common Stock was available as of the date of this Proxy Statement.

(6) Wellington Management Company ("Wellington") reported, as of December 31, 1996, shared voting power with respect to 72,500 shares of Class A Common Stock and shared dispositive power with respect to 312,500 shares of Class A Common Stock. Wellington is an investment advisor, and the 312,500 shares of Class A Common Stock are held by numerous investment clients. This information was obtained by the Company from Wellington's Schedule 13F filed with the SEC on February 14, 1997 and Wellington's Schedule 13G filed with the Commission on January 24, 1997. No additional information with respect to Wellington's holdings of Class A Common Stock was available as of the date of this Proxy Statement.

(7) These securities are owned by various individual and institutional investors including T. Rowe Price Small Cap Value Fund, Inc., which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. This information was obtained by the Company from Price Associates' Schedule 13G filed with the SEC in February 1997 and Price Associates' Schedule 13F filed with the SEC on February 14, 1997. No additional information with respect to Price Associates' holdings of Class A Common Stock was available as of the date of this Proxy Statement.

STOCKHOLDERS' AGREEMENT

     The Company, CVC, Richard A. McLean and Messrs. Carreras and LeVault entered into the Stockholders' Agreement on October 18, 1994. The Stockholders' Agreement provides that each of the parties thereto will not vote their respective shares of Class A Common Stock in favor of any proposal to change the number of members of the Board of Directors from its current size of seven persons. In addition, the Stockholders' Agreement provides that each will vote their respective shares of Class A Common Stock in favor of the election of Directors for (i) one individual designated by CVC, provided that CVC continues to own 10% or more of the Company's outstanding Common Stock, (ii) an additional individual designated by

CVC, provided that CVC continues to own at least 25% of the Company's outstanding Common Stock, (iii) Messrs. Carreras and LeVault, so long as each serves as an officer of the Company, and (iv) three Directors (two of whom will not be affiliates or employees of the Company) nominated by the Directors then in office. Further, the Company granted the parties thereto certain "piggyback" registration rights to participate in future registrations of equity securities of the Company. The parties have agreed, however, not to otherwise effect any public or private sale of the Company's equity securities during or following any public offerings by the Company upon the written request of the Company for a period determined by the Company. In connection with the recent public offering by the Company, each of the parties to the Stockholders' Agreement executed an agreement pursuant to which each such party agreed not to take certain actions with respect to the Common Stock of the Company for a limited time period following this offering. The Stockholders' Agreement provides that the Company will pay all expenses incurred in connection with any such registrations other than any underwriting discounts and commissions with respect to the shares sold for such stockholder's account and for the costs for any counsel retained by such stockholder. Under the Stockholders' Agreement, holders of approximately 4.3 million shares of Common Stock have been granted "piggyback" registration rights.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The table below provides information relating to compensation for the Company's last three fiscal years for the Chief Executive Officer and the other executive officers of the Company who received compensation in excess of $100,000 in those years (collectively, the "Named Executive Officers"). The amounts shown include compensation for services in all capacities that were provided to the Company and its subsidiaries.

                                                              LONG-TERM COMPENSATION
                                                                      AWARDS
                                                              -----------------------
                                  ANNUAL COMPENSATION(1)      RESTRICTED   SECURITIES
           NAME AND             ---------------------------     STOCK      UNDERLYING    ALL OTHER
      PRINCIPAL POSITION        YEAR   SALARY(2)   BONUS(3)   AWARDS(4)     OPTIONS     COMPENSATION
------------------------------  ----   ---------   --------   ----------   ----------   ------------
Joseph W. Carreras (5)          1996   $ 258,461   $300,000           --     65,000       $ 10,600(6)
Chairman of the Board           1995     249,995    125,000           --         --             --
  and Chief Executive Officer   1994     200,000         --           --     65,000             --
Donald L. LeVault               1996     179,440     95,000           --     20,000          9,518(6)
President                       1995     173,857     85,000           --         --         10,894(7)(8)
                                1994     168,000     80,000   $1,032,245     25,000          7,500(8)
Michael T. Kestner(9)           1996     129,232     85,000           --     25,000          8,300(6)
Vice President, Chief           1995     120,200     50,000           --     25,000         36,079(7)
  Financial Officer and
  Secretary

---------------

(1) Unless otherwise indicated, no executive officer named in the Summary Compensation Table received personal benefits or perquisites in excess of the lesser of $50,000 or 10% of his aggregate salary and bonus.

(2) Includes amounts deferred under the Sinter Metals, Inc. Savings Plan.

(3) Represents cash bonuses received by the applicable executive officers in February 1997, March 1996 and February 1995 as a result of the operating performance of the Company in 1996, 1995 and 1994, respectively.

(4) Represents the estimated fair market value at the time of grant of shares of Class B Common Stock (which were converted into shares of Class A Common Stock) awarded to Mr. LeVault under the Company's Management Incentive Stock Plan (the "Stock Plan"). The Stock Plan was terminated at the time of the Company's initial public offering. Fair market value was determined by the Company to be equal to book value at the time of grant with respect to the award in January 1994 and the initial public offering price with respect to the award in November 1994. An aggregate of 31,187 restricted shares issued to Mr. LeVault under the Stock Plan are fully vested. At the end of the Company's last completed fiscal year, Mr. LeVault held an aggregate of 93,474 shares of restricted stock, which had an estimated fair market value of approximately $2,780,852 at such time, without giving effect to diminution of value attributable to the restrictions on such shares. Mr. LeVault's restricted shares will, if he remains employed, vest on January 1, 1998. Dividends, to the extent declared by the Company, will be paid to Mr. LeVault on the shares of restricted stock reported in this table.

(5) Pursuant to the terms of a consulting agreement, Mr. Carreras received annual compensation of $200,000 for serving as the Company's Chairman of the Board in fiscal 1994. The consulting agreement was terminated effective January 1, 1995, and Mr. Carreras now serves as a full-time employee of the Company.

(6) The combined contributions by the Company to the executive officers' accounts under the Company's tax-qualified savings plan and its non-qualified deferred compensation plan for Messrs. Carreras, Kestner and LeVault in 1996 were $10,600, $8,300 and $9,518, respectively.

(7) The Company paid $3,394 and $36,079 for the moving expenses of Mr. LeVault and Mr. Kestner, respectively.

(8) In each of 1994 and 1995, the Company contributed $7,500 to the Company's qualified profit sharing retirement plan, as profit sharing and matching contributions relating to before-tax contributions made by Mr. LeVault.

(9) No data relating to Mr. Kestner's compensation has been provided for 1994 because his employment with the Company commenced in January 1995.

EMPLOYMENT AGREEMENT

     Pursuant to an employment agreement with the Company, Mr. LeVault has agreed to serve as President of the Company through April 1997, subject to an annual, automatic one-year extension unless either party elects to discontinue such extensions. Mr. LeVault has indicated to the Company that he intends to serve as President of the Company through April 1998, and the Company has agreed to this one-year extension. Mr. LeVault receives an annual base salary of at least $150,000, or a higher amount as determined by the Board of Directors, which was $173,875 for 1995 and $179,440 for 1996, plus an annual bonus as determined by the Board of Directors of the Company based upon the operating performance of the Company. Under the terms of the agreement, Mr. LeVault may not engage in any competitive business while he is employed by the Company and for a period of one year thereafter. See "Compensation Committee Report on Executive Compensation."

OPTION GRANTS IN 1996

     The following table sets forth information with respect to stock options granted to each Named Executive Officer in 1996.

                                                     PERCENT OF
                                                       TOTAL
                                      NUMBER OF       OPTIONS
                                     SECURITIES      GRANTED TO     EXERCISE
                                     UNDERLYING      EMPLOYEES      OF BASE                      GRANT DATE
                                       OPTIONS       IN FISCAL       PRICE       EXPIRATION     PRESENT VALUE
               NAME                  GRANTED (#)        YEAR         ($/SH)         DATE            $(1)
-----------------------------------  -----------     ----------     --------     ----------     -------------
Joseph W. Carreras.................     65,000          35.8%         $ 21       9/18/2006        $ 559,650
Donald L. LeVault..................     20,000          11.0%         $ 21       9/18/2006          172,200
Michael T. Kestner.................     25,000          13.8%         $ 21       9/18/2006          215,250

---------------

(1) The present value of the options granted was estimated using the Black-Scholes option pricing model with the following assumptions: (i) Dividend yield -- 0%; (ii) Expected volatility -- 31.9%; (iii) Risk-free rate of return -- 6.5%; and (iv) Expected average holding period -- 5 years.

    STOCK OPTION HOLDINGS

     The following table sets forth information with respect to the Named Executive Officers concerning the stock options held by each as of March 1, 1997. There were no stock options exercised by any of the Named Executive Officers during the last fiscal year of the Company.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

                                                                             VALUE OF
                                               NUMBER OF SECURITIES         UNEXERCISED
                                              UNDERLYING UNEXERCISED       IN-THE-MONEY
                                                    OPTIONS AT              OPTIONS AT
                                                 FISCAL YEAR-END          FISCAL YEAR-END
                                              ----------------------     -----------------
                                                   EXERCISABLE/            EXERCISABLE/
                         NAME                     UNEXERCISABLE            UNEXERCISABLE
          ----------------------------------  ----------------------     -----------------
          Joseph W. Carreras................       43,333/86,667         $855,824/$996,676
          Donald L. LeVault.................       16,667/28,333         $329,176/$339,574
          Michael T. Kestner................       16,667/33,333         $329,176/$383,324

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The following report has been submitted by the Compensation Committee of the Board of Directors:

GENERAL COMPENSATION POLICIES

     The Compensation Committee is responsible for all matters relating to human resources of the Company including reviewing annually the compensation arrangements of the Company's executive officers and making recommendations regarding such compensation arrangements for the next year to the entire Board of Directors. In reviewing and overseeing the Company's compensation programs, the Compensation Committee adheres to a compensation philosophy that provides compensation programs that (i) attract and retain executives crucial to the long-term success of the Company, (ii) relate to the achievement of operational and strategic objectives, and (iii) are commensurate with each executive's performance, experience and responsibilities. In making its recommendations concerning adjustments to compensation levels, the Compensation Committee considers the financial condition and operational performance of the Company during the prior year and its assessment of the contributions of the individual executive officer to the Company's performance and to the achievement of its strategic objectives. The Company's executive compensation program consists of three principal components: (i) base salary; (ii) annual cash bonus; and (iii) long-term equity incentives. The Company believes that it is in the best interest of stockholders to retain as much flexibility as possible with respect to the design and payment of compensation to its executive officers.

     The Compensation Committee met two times in 1996 to establish compensation levels of the Company's executive officers and to grant incentive stock options to certain employees. Compensation levels of the Company's executive officers were determined based upon the recommendation of Mr. Carreras (with respect to officers other than Mr. Carreras) and upon the Company's general compensation policies and were presented to the Board of Directors for its approval. These compensation levels were affirmed by the full Board of Directors. Mr. LeVault's annual compensation was determined pursuant to an employment agreement between Mr. LeVault and the Company. Pursuant to the Compensation Committee's recommendation, the Board of Directors voted to amend Mr. LeVault's employment agreement to increase his base salary from its previous level of $173,857 to $179,440 per annum. The Compensation Committee determined that such an adjustment was warranted based upon the recommendation of Mr. Carreras and due, among other factors, to (i) the strong performance of the Company's stock and
(ii) Mr. LeVault's leadership role during a period of strategic growth of the Company. The Compensation Committee also approved the granting of incentive stock options to certain non-executive officer employees based upon the recommendations of Mr. Carreras and Mr. LeVault and, to a lesser extent, upon the Company's general compensation policies.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The base salary, bonus and long-term equity incentives of Mr. Carreras, the Company's Chief Executive Officer, for 1996 were established by the Compensation Committee in accordance with the Compensation Committee's general compensation policies. In considering the compensation for Mr. Carreras for 1996, the Committee reviewed his existing compensation arrangements and both the Company's and his performance during 1995 and 1996. The Committee's decisions took into consideration the Company's financial performance for 1995 and 1996, together with the Company's consummation of four acquisitions and related financings in 1996. The Committee accordingly made the following determination regarding Mr. Carreras's compensation for 1996:

          - Mr. Carreras' base salary was increased from $249,956 to $258,461 based on the Committee's positive assessment of his performance and contribution during 1995 as Chairman of the Board and Chief Executive Officer.

          - Based on the financial performance of the Company for 1996 and the Company's consummation of a number of strategic acquisitions and related financings, pursuant to which the Company's net sales on a pro forma basis more than tripled, the Committee awarded Mr. Carreras a bonus of $300,000.

          - The Committee awarded Mr. Carreras stock options for 65,000 shares of Class A Common Stock. This represented 35.8% of the total number of shares awarded to all employees during 1996.

     The Compensation Committee believes that the award of stock options made to Mr. Carreras in 1996 under the terms of the Company's 1994 Key Employee Stock Incentive Plan, in conjunction with prior grants and existing stock ownership, places Mr. Carreras' interests in direct alignment with those of the Company and its stockholders.

     The $1.0 million limitation of deductibility for executive compensation imposed by the Omnibus Budget Reconciliation Act of 1993 has no immediate applicability to the Company.

                              E. Joseph Hochreiter, Chairman
                              Mary Lynn Putney
                              William H. Roj

                               PERFORMANCE GRAPH

     The following graph compares the Company's cumulative total stockholder return since the Class A Common Stock became publicly traded on October 26, 1994 with the Standard & Poor's 500 Stock Index and an index of certain companies selected by the Company as comparative to the Company in that each is principally an original equipment manufacturer supplying the automotive industry. The graph assumes that the value of the investment in the Company's Class A Common Stock at its initial public offering price of $10.00 per share and each index was $100.00 on October 26, 1994.

             COMPARISON OF COMPANY'S CLASS A COMMON STOCK, THE S&P
                      500 INDEX AND A PEER GROUP INDEX (1)

        MEASUREMENT PERIOD            SINTER METALS,
      (FISCAL YEAR COVERED)                INC.            S&P 500 INDEX     PEER GROUP INDEX
10/26/94                                        100.00              100.00              100.00
12/30/94                                         90.00               99.90               88.10
12/29/95                                        123.80              137.50               84.00
12/31/96                                        297.50              169.50               87.20

---------------

(1) The companies selected to form the Company's industry peer group index are Amcast Industrial Corporation, Breed Technologies, Inc., Donnelly Corporation, Special Devices, Inc. and Superior Industries International, Inc. The total return of each member of the Company's peer group has been weighted according to each member's stock market capitalization. The following companies, formerly included in the Company's peer group index are, for the reasons indicated parenthetically, no longer included therein:
    (i) ABS Industries, Inc. (bankruptcy of operating divisions); (ii) Automotive Industries Holding, Inc. (acquired by Lear Seating Corporation); and (iii) Hayes Wheels International, Inc. (merged with MWC Holdings Inc.).

      APPROVAL OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                                 (PROPOSAL II)

     The Board of Directors recommends a vote for approval of the appointment of Arthur Andersen LLP as the independent certified public accountants of the Company and its subsidiaries to audit the books and accounts for the Company and its subsidiaries for the year ended December 31, 1997. During 1996, Arthur Andersen LLP examined the financial statements of the Company and its subsidiaries. It is expected that representatives of Arthur Andersen LLP will attend the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to answer appropriate questions.

     The affirmative vote of a majority of the total votes cast on this Proposal II in person or by proxy is required to ratify the appointment of Arthur Andersen LLP.

                 APPROVAL AND RATIFICATION OF AMENDMENTS TO THE
                     1994 KEY EMPLOYEE STOCK INCENTIVE PLAN

                                 (PROPOSAL III)

SINTER METALS, INC. 1994 KEY EMPLOYEE STOCK INCENTIVE PLAN

     On February 3, 1997, the Board of Directors of the Company authorized the adoption, subject to stockholder approval, of an amendment (the "Amendment") to the Company's 1994 Key Employee Stock Incentive Plan (the "Stock Incentive Plan") to increase the number of shares of the Company's Class A Common Stock available under, and make other changes in the Stock Incentive Plan. It is expected that the Board of Directors will adopt, subject to stockholder approval, the specific terms of the Amendment, which are described herein, prior to the Annual Meeting.

     The Board of Directors is of the opinion that the Stock Incentive Plan has been of significant importance and benefit to the Company and its stockholders in enabling the Company to attract and retain officers and other key employees and in increasing their commitment to the Company's continued success and their identification with the Company and its stockholders. In the view of the Board of Directors, the proposed Amendment will enable the Company to continue to realize the benefits of employee stock options.

     A summary of the proposed Amendment is set forth below, followed by a description of the terms of the Stock Incentive Plan, as amended by the proposed Amendment. The full text of the Amendment is annexed to this Proxy Statement in Exhibit A, and this summary is qualified in its entirety by reference to Exhibit A.

     AMENDMENT. The Amendment increases the number of shares of the Company's Class A Common Stock with respect to which options may be granted under the Stock Incentive Plan by 500,000 shares of the Company's Class A Common Stock. As of January 31, 1997, there were 474,705 shares of the Company's Class A Common Stock authorized for grant as stock options under the Stock Incentive Plan, of which 135,738 such shares remained available as of that date. The Amendment increases the total number of shares with respect to which stock options may be granted under the Stock Incentive Plan to 974,705, 635,738 of which are now available for grant.

     The Amendment also revises the Stock Incentive Plan's administrative provisions to facilitate compliance with recent changes in Rule 16b-3 under the Exchange Act ("Rule 16b-3"). The Stock Incentive Plan currently states that the Stock Incentive Plan is administered by the Compensation Committee, which is to be comprised of "disinterested persons" within the meaning of Rule 16b-3. The phrase "disinterested persons" in Rule 16b-3 has been replaced with the phrase "non-employee directors," which has a meaning different than the meaning given to "disinterested person." In order to permit flexibility in the administration of the Stock Incentive Plan in compliance with Rule 16b-3, the Amendment provides that the Stock Incentive Plan will be administered by the Board of Directors, which may from time to time delegate its authority to a committee of the Board of Directors (or a subcommittee thereof).

     Finally, the Amendment adds a limit on the number of shares for which options may be granted under the Stock Incentive Plan in order to protect against the possible loss of a federal income tax deduction by the Company upon the exercise of an option. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which was part of the Omnibus Budget Reconciliation Act of 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid, or otherwise taxable, to persons named in the Summary Compensation Table and employed by such company at the end of the applicable year. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. In the case of stock options, one requirement is that an employee stock plan state a maximum number of shares with respect to which options may be granted to any employee during a specified period. The Amendments provide that no eligible employee shall be granted stock options for more than 400,000 shares of Class A Common Stock under the Stock Incentive Plan in any five consecutive calendar year period, thereby satisfying the requirements of
Section 162(m). If the requisite vote to approve this amendment is not obtained, no further awards will be granted under the Stock Incentive Plan to any individual who is, or is determined by the Board of Directors to be reasonably likely to become, a covered employee within the meaning of Section 162(m) of the Code.

     GENERAL PURPOSE. The Stock Incentive Plan, as amended by the Admendment, permits grants of options to purchase up to 974,705 shares of the Company's Class A Common Stock. It is intended that options issued under the Plan shall constitute (a) incentive stock options ("Incentive Stock Options" or "ISOs") within the meaning of Section 422 of the Code, and the treasury regulations promulgated thereunder, or (b) options which do not qualify as incentive stock options ("Non-qualified Stock Options"). The Stock Incentive Plan will be used as an ongoing plan for the Company to provide appropriate incentives to attract and retain key employees.

     ADMINISTRATION. As amended by the Amendment, the Stock Incentive Plan is to be administered by the Board of Directors of the Company, which may from time to time delegate all or any part of its authority under the Stock Incentive Plan to a committee of the Board of Directors (or a subcommittee thereof). A majority of such committee (or subcommittee thereof) shall constitute a quorum, and the action of the members of such committee (or subcommittee thereof) present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the committee (or subcommittee thereof). The form of any Stock Option Agreement shall be prescribed by the Board of Directors (or a committee or subcommittee thereof). Any Stock Option Agreement evidencing an outstanding option may, with the consent of the affected optionee, be amended, provided that the terms and conditions of each such Stock Option Agreement and amendment are consistent with the Stock Incentive Plan.

     ELIGIBILITY. Options may be granted only to officers (including officers who are members of the Company's Board of Directors) and other key employees of the Company and its subsidiaries. The Board of Directors (or a committee or subcommittee thereof) determines which persons shall receive options, the number of shares subject to options, and the terms and conditions of the options. Successive options may be granted to the same person whether or not the option or options first granted to such person remain unexercised.

     TIME OF OPTION EXERCISE; OPTION PRICE AND PAYMENT. Options may be exercised during periods expiring not more than ten years after the date of the grant. The option price may be more than, equal to or less than the fair market value of the Class A Common Stock covered thereby on the date of grant, as the Board of Directors (or a committee or subcommittee thereof) shall determine at the time of grant. The option price must be paid in full upon exercise either
(i) in cash or by check, (ii) if authorized by the Board of Directors (or a committee or subcommittee thereof) (either in the Stock Option Agreement for the options or thereafter) by delivery to the Company of a promissory note for up to 80% of the option price and with such other terms as the Board of Directors (or a committee or subcommittee thereof) may determine from time to time, (iii) by the transfer to the Company, by the Optionee, of shares of, or vested options for shares of, the Company's Class A Common Stock having a value (net of the exercise price, in the case of options) at the time of exercise equal to the portion of the option price for which such transfer is made, or (iv) by a combination of these methods of payment.

     MODIFICATION AND TERMINATION. The Board of Directors may amend the Stock Incentive Plan at any time except that, without stockholder approval, no amendment may (i) increase the aggregate number of shares of the Company's Class A Common Stock that may be issued and sold under the Stock Incentive Plan (except for adjustments described above), (ii) change the class of employees eligible to receive options, or (iii) cause the exemptions under Rule 16b-3 to cease to be available to the Stock Incentive Plan. The Board of Directors (or a committee or subcommittee thereof) may, with the concurrence of the affected optionee, cancel any option granted under the Stock Incentive Plan. In the event of any such cancellation, the Board of Directors (or a committee or subcommittee thereof) may authorize the granting of new options (which may or may not cover the same number of shares of the Company's Class A Common Stock which had been the subject of any prior option) in such manner, at such option price and subject to the same terms, conditions and discretion as, under the Stock Incentive Plan, would have been applicable had the canceled options not been granted.

     DURATION. The Stock Incentive Plan will terminate on December 31, 2004 and no options may be granted under the Stock Incentive Plan after such date. Options granted prior to such date may extend beyond such date, and the terms of the Stock Incentive Plan will continue to apply to such options.

     NON-TRANSFERABILITY. Options may not be transferred or assigned other than by will or the laws of descent and distribution and may be exercised during an optionee's lifetime only by the optionee or by his guardian or legal representative.

     FEDERAL INCOME TAX CONSEQUENCES. The following is a brief summary of certain of the federal income tax consequences of certain transactions under the Stock Incentive Plan based on federal income tax laws. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

     TAX CONSEQUENCES TO PARTICIPANTS

     Non-qualified Stock Options. In general, no income will be recognized by an optionee at the time a Non-Qualified Stock Option is granted. At the time of exercise of a Non-qualified Stock Option, ordinary income will be recognized by the optionee in an amount equal to the excess (if any) of the fair market value of the shares on the date of exercise over the option price. At the time of a sale of shares acquired pursuant to the exercise of a Non-qualified Stock Option, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

     Incentive Stock Options. In general, no income will be recognized by an optionee at the time an Incentive Stock Option is granted or exercised. If shares of Class A Common Stock are issued to an optionee pursuant to the exercise of an Incentive Stock Option and no disqualifying disposition of the shares is made by the optionee within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss.

     If shares of Class A Common Stock acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares in a sale or exchange) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

     Special Rules Applicable to Officers. In limited circumstances where the sale of stock that is received as a result of a grant of an award could subject an officer to suit under Section 16(b) of the Exchange Act, the tax consequences to the officer may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the stock received as long as the sale of the stock received could subject the officer to suit under
Section 16(b) of the Exchange Act, but not longer than six months.

     Tax Consequences to the Company. To the extent that an optionee recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the optionee performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed under Section 162(m) of the Code.

             APPROVAL AND RATIFICATION OF THE COMPANY'S 1997 STOCK
                     OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

                                 (PROPOSAL IV)

     On February 3, 1997, the Board of Directors of the Company authorized the adoption, subject to stockholder approval, of a stock option plan for non-employee directors. It is expected that the Board of Directors will adopt, subject to stockholder approval, the 1997 Stock Option Plan for Non-Employee Directors (the "Directors Plan"), the terms of which are described herein, prior to the Annual Meeting. The Directors Plan is now being submitted for the approval by the stockholders of the Company. The Directors Plan will become effective immediately upon approval by the stockholders (the "Effective Date"). The affirmative vote of a majority of the shares of the Company's Class A Common Stock entitled to vote and represented in person or by proxy at the Annual Meeting is required for approval of the Directors Plan. The following summary description of certain features of the Directors Plan is qualified in its entirety by reference to the Directors Plan, which is attached as Exhibit B to this Proxy Statement.

     PURPOSE. The purpose of the Directors Plan is to attract, retain and compensate highly qualified individuals who are not current employees of the Company as members of the Board of Directors of the Company and to enable them to increase their ownership of shares of Class A Common Stock. The Board of Directors determined that the Directors Plan will be beneficial to the Company and its stockholders because it will allow these directors to have a greater personal financial stake in the Company through the ownership of Class A Common Stock, in addition to underscoring their common interest and identification with stockholders in increasing the value of Company stock.

     SHARES SUBJECT TO DIRECTORS PLAN; ELIGIBILITY. The total number of shares of Class A Common Stock with respect to which options may be granted under the Directors Plan may not exceed 100,000, subject to adjustment (together with the exercise price of options) to reflect any change in the Company's outstanding shares by reason of stock dividends, stock splits, combination of shares, issuance of rights or warrants to purchase stock, spin-offs, recapitalizations, or other changes in the capital structure of the Company. Shares issued upon exercise of options granted under the Directors Plan may be either authorized and previously unissued shares, issued shares which have been reacquired by the Company, or any combination thereof. The shares covered by outstanding options that expire or, with the consent of the optionee, are canceled, will again be available for future grant as stock options under the Directors Plan. All members of the Board of Directors of the Company who are not employees of the Company at the time of option award ("Non-Employee Directors") will be eligible to participate in the Directors Plan.

     ADMINISTRATION. The Directors Plan will be administered by the Board of Directors, which may from time to time delegate all or any part of its authority under the Directors Plan to a committee of the Board of Directors (or subcommittee thereof). A majority of such committee (or subcommittee thereof) shall constitute a quorum, and the action of the members of such committee (or subcommittee thereof) present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the committee (or subcommittee thereof).

     AWARDS OF OPTIONS. The Directors Plan provides that, as of the Effective Date, options to purchase 2,000 shares of Class A Common Stock will be awarded to each Non-Employee Director. For each year thereafter, annual awards of an option to purchase 2,000 shares of Class A Common Stock will be made to each Non-Employee Director immediately following their respective election at the Company's annual meeting of stockholders for such year.

     OPTION PRICE AND PAYMENT. The purchase price per share of Class A Common Stock for which each option is exercisable will be equal to 100 percent of the fair market value of the Class A Common Stock covered thereby on the date of grant. For purposes of the Directors Plan, "fair market value" is defined as the last sale price of Class A Common Stock on the day next preceding the date of grant on which there was a sale as reported on the New York Stock Exchange Composite Tape, or in the event that no sale shall have taken place on the New York Stock Exchange on such next preceding day, the last sale price of Class A Common Stock on the next preceding day on which there was a sale as reported on the New York Stock Exchange

Composite Tape, or if the Class A Common Stock is no longer traded on the New York Stock Exchange, the fair market value on the date of grant as determined by the Board of Directors (or committee or subcommittee thereof) in accordance with applicable law and regulations. The option price must be paid in full upon exercise in cash.

     EXERCISABILITY AND TERMS OF OPTIONS. Subject to the acceleration provisions in the event of cessation of service as a director as described below, each option granted under the Directors Plan will be fully exercisable after six months from the date of grant. Options granted under the Directors Plan will expire 10 years from the date of grant, except as described below in connection with cessation of service as a director, and may not be transferable by the optionee other than by will or by the laws of descent and distribution and may be exercised during an optionee's lifetime only by the optionee or his or her legal representative. If a Non-Employee Director subsequently becomes an employee of the Company while remaining a member of the Board of Directors, any options held under the Directors Plan by such individual at the time of his or her commencement of employment will not be affected thereby.

     CESSATION OF SERVICE. Except as described below in this paragraph, no option may be exercised after the date of the cessation of the Optionee's service as a member of the Board of Directors of the Company. Upon the death of an optionee at any time, all of the then outstanding options of such optionee will become immediately exercisable. If an optionee's service as a director ceases for any reason, exercisable options may be exercised by the optionee within three months after such cessation of service. If an optionee dies within such three-month period, or if cessation of his or her service is due to such optionee's death, such options may be exercised at any time within one year after such death by the optionee's executor or administrator or by his or her distributee to whom such options may have been transferred by will or by the laws of descent and distribution. The Directors Plan also provides that if, upon an optionee's cessation of service the optionee is or becomes an employee or a senior management consultant to the Company and/or its subsidiaries, such options may be exercised by the optionee during the period ending on the earliest of (i) the ninetieth (90th) day following the date that the optionee permanently ceases to render employment or consulting services to the Company and/or its subsidiaries, for any reason other than cessation by reason of death, or (ii) the date that is one year after the date described in clause (i) if the optionee ceases to render employment or consulting services on account of his or her death (in which case such option may be exercised by the optionee's executor or administrator or by his or her distributee to whom the option may have been transferred by will or by the laws of descent and distribution).

     AMENDMENT, SUSPENSION AND TERMINATION. The Board of Directors may amend the Directors Plan at any time in whole or in part except that any amendment that must be approved by the stockholders in order to comply with applicable law or the rules of any national securities exchange upon which Class A Common Stock is traded or quoted shall not be effective unless and until such approval has been obtained. Presentation of the Directors Plan or any amendment thereof for stockholder approval shall not be construed to limit the Company's authority to offer similar or dissimilar benefits in plans that do not require stockholder approval. No amendment, suspension or termination of the Directors Plan may adversely affect any option previously granted under the Directors Plan without the written consent of the optionee to whom such grant was made.

     DURATION. The Directors Plan will terminate on the tenth anniversary of the Effective Date, and no option may be granted under the Directors Plan after such date. Termination of the Directors Plan, however, will not affect outstanding options which have been granted prior to its termination, and the terms of the Directors Plan will continue to apply to such options.

     FEDERAL INCOME TAX CONSEQUENCES. The following is a brief summary of the federal income tax consequences of certain transactions under the Directors Plan based on federal income tax laws. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

     Tax Consequences to Participants. In general, (i) no income will be recognized by an optionee at the time an option is granted; (ii) at the time of exercise of an option, ordinary income will be recognized by the optionee in an amount equal to the difference between the exercise price paid for the shares and the fair market value of the shares on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of an option, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

     Tax Consequences to the Company. To the extent that an optionee recognizes ordinary income in the circumstance described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of Internal Revenue Code Section 280G.

     DIRECTORS PLAN BENEFITS. Only Non-Employee Directors will receive options under the Directors Plan. Therefore, none of the Company's employees (including the Named Executive Officers) will receive options under the Directors Plan. The following table sets forth certain information regarding options that will be granted to existing Non-Employee Directors and to existing Non-Employee Directors as a group on the Effective Date, assuming the existing directors are re-elected and the Directors Plan is approved by the stockholders.

                              PLAN BENEFITS TABLE

               1997 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

                                              NUMBER OF SECURITIES
                                               UNDERLYING OPTIONS
                                            GRANTED ON THE EFFECTIVE
                  NAME                          DATE OF THE PLAN
----------------------------------------    -------------------------
E. Joseph Hochreiter....................              2,000
David Y. Howe...........................              2,000
Mary Lynn Putney........................              2,000
William H. Roj..........................              2,000
Charles E. Volpe........................              2,000
All Non-Employee Directors as a Group...             10,000

        SUBMISSION OF STOCKHOLDERS' PROPOSALS AND ADDITIONAL INFORMATION

     Proposals of stockholders intended to be eligible for inclusion in the Company's proxy statement and proxy card relating to the 1998 annual meeting of stockholders of the Company must be received by the Company on or before November 29, 1997. Such proposals should be submitted by certified mail, return receipt requested.

     The Company will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, a copy of the Annual Report on Form 10-K of the Company for the year ended December 31, 1996, as filed with the SEC, including the financial statements and schedules thereto. Requests for copies of such Annual Report on Form 10-K should be directed to Michael T. Kestner, Vice President, Chief Financial Officer and Secretary, Sinter Metals, Inc., Terminal Tower, 50 Public Square, Suite 3200, Cleveland, Ohio 44113.

                                 OTHER MATTERS

     The Company will bear the costs of soliciting proxies from its stockholders. In addition to the use of the mails, proxies may be solicited by the Directors, officers and employees of the Company by personal interview, telephone or telegram. Such Directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Class A Common Stock held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

     The Directors know of no other matters which are likely to be brought before the Annual Meeting, but if any such matters properly come before the meeting the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ Michael T. Kestner
                                          Michael T. Kestner,
                                          Secretary

March 28, 1997

IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

                                                                       EXHIBIT A

                             AMENDMENT NO. 1 TO THE
                              SINTER METALS, INC.
                     1994 KEY EMPLOYEE STOCK INCENTIVE PLAN

     Sinter Metals, Inc. (the "Company"), pursuant to the authority reserved to it under Section 8 of the Sinter Metals, Inc. 1994 Key Employee Stock Incentive Plan (the "Plan"), hereby adopts this Amendment No. 1 to the Plan effective on the approval of this Amendment by the stockholders of the Company at their 1997 annual meeting. Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.

                                       I.

     Section 1 of the Plan is hereby amended in its entirety to read as follows:

          "The total number of shares that may be issued and sold under options granted pursuant to this 1994 Key Employee Stock Incentive Plan (this "Stock Incentive Plan") shall not exceed 974,705 shares of the Class A Common Stock, par value $.001 per share ("Class A Common Stock"), of Sinter Metals, Inc., a Delaware corporation (the "Company"), except to the extent of adjustments required or authorized by Paragraph 5 of this Stock Incentive Plan. Such shares may be treasury shares or shares of original issue or a combination of the foregoing. From and after the effective date of Amendment No. 1 to this Stock Incentive Plan, no optionee shall be granted stock options for more than 400,000 shares of Class A Common Stock in any period of five consecutive calendar years."

                                      II.

     Section 9 of the Plan is hereby amended in its entirety to read as follows:

          "The Stock Incentive Plan shall be administered by the Board of Directors, which may from time to time delegate all or any part of its authority under the Stock Incentive Plan to a committee of the Board of Directors (or subcommittee thereof). A majority of such committee (or subcommittee thereof) shall constitute a quorum, and the action of the members of such committee (or subcommittee thereof) present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the committee (or subcommittee thereof)."

                                                                       EXHIBIT B

                              SINTER METALS, INC.

               1997 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     1. PURPOSE. The purpose of the Sinter Metals, Inc. 1997 Stock Option Plan for Non-Employee Directors (the "Plan") is to attract, retain and compensate highly qualified individuals who are not current employees of Sinter Metals, Inc. (the "Company") as members of the Board of Directors and to enable them to increase their ownership of shares of Class A Common Stock, $.001 par value, of the Company ("Common Stock"). The Plan will be beneficial to the Company and its stockholders since it will allow these directors to have a greater personal financial stake in the Company through the ownership of Company stock, in addition to underscoring their common interest and identification with stockholders in increasing the value of Company stock.

     2. SHARES SUBJECT TO PLAN. The total number of shares of Common Stock with respect to which options may be granted under the Plan shall not exceed 100,000 (as adjusted pursuant to Section 7 hereof). Shares issued upon exercise of options granted under the Plan may be either authorized and previously unissued shares, issued shares which have been reacquired by the Company, or any combination thereof. In the event that any option granted under the Plan shall terminate, expire or, with the consent of the optionee, be canceled as to any shares of Common Stock, without having been exercised in full, new options may be granted with respect to such shares without again being charged against the maximum share limitations set forth above in this Section 2.

     3. ADMINISTRATION. The Plan shall be administered by the Board of Directors, which may from time to time delegate all or any part of its authority under the Plan to a committee of the Board of Directors (or subcommittee thereof). A majority of such committee (or subcommittee thereof) shall constitute a quorum, and the action of the members of such committee (or subcommittee thereof) present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the committee (or subcommittee thereof).

     The Board of Directors shall have such rights, duties and responsibilities in the administration of this Plan as shall be set forth in the Plan, and such further rights, duties and responsibilities as may be necessary or appropriate for the effective administration of the Plan. Without limiting the generality of the foregoing, the Board of Directors, from time to time, may adopt rules and regulations for carrying out the provisions and purposes of the Plan. The interpretation and construction by the Board of Directors of any provisions of, and the determination of any questions arising under, the Plan, any such rule or regulation, or any agreement evidencing options under the Plan, shall be final, binding and conclusive on all persons in the Plan. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes hereof. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of law principles.

     4. ELIGIBILITY. All members of the Company's Board of Directors who are not current employees of the Company or any of its subsidiaries at the time of option award ("Non-Employee Directors") are eligible to participate in the Plan.

     5. OPTION AWARDS.

          (a) Initial Awards. Each Non-Employee Director as of the Effective Date (as defined in Section 10 hereof) will be granted an Option on the Effective Date to purchase 2,000 shares of Common Stock.

          (b) In addition, immediately following their respective election at the annual meeting of the Company's stockholders in each year (commencing in the year after the year in which the Effective Date occurs), each Non-Employee Director on such date will automatically be granted an Option to purchase 2,000 shares of Common Stock (as adjusted pursuant to Section 7 hereof), without further action by the Board of Directors.

          (c) Non-Statutory Stock Options. All options granted under the Plan shall be non-statutory options not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Each option granted under the Plan shall provide that such option will not be treated as an "incentive stock option," as that term is defined in Section 422(b) of the Code.

     6. TERMS AND CONDITIONS OF OPTIONS. All options granted under the Plan shall be evidenced by stock option agreements in writing (hereinafter referenced to as "option agreements"), in such form as the Board of Directors may from time to time approve, executed on behalf of the Company by the Chairman of the Board or President of the Company. Each option agreement shall be subject to the Plan, and, in addition to such other terms and conditions as the Board of Directors may deem desirable, shall provide in substance as follows:

          (a) Purchase Price. The purchase price per share of Common Stock for which each option is exercisable shall be equal to 100% of the Fair Market Value of a share of Common Stock as of the date such option is granted ("Fair Market Value"). Such Fair Market Value shall be the last sale price of Common Stock on the date next preceding such date as reported on the New York Stock Exchange Composite Tape, or in the event that no sale shall have taken place on the New York Stock Exchange on such next preceding day, the last sale price of Common Stock on the next preceding day on which there was a sale as reported on the New York Stock Exchange Composite Tape, or if the Common Stock is no longer traded on the New York Stock Exchange, the fair market value on such date as determined by the Board of Directors in accordance with applicable law and regulations. The option price shall be subject to adjustment as provided in Section 7 hereof.

          (b) Exercisability and Terms of Options. Subject to Section 6(c) hereof, each option granted under the Plan shall be fully exercisable after six months from the date of grant. Each option granted under the Plan shall expire 10 years from the date of grant and shall be subject to earlier termination as hereinafter provided. If a Non-Employee Director subsequently becomes an employee of the Company while remaining a member of the Board of Directors, any options held under the Plan by such individual at the time of such commencement of employment shall not be affected thereby.

          (c) Cessation of Service. Except as hereinafter set forth, no option shall be exercisable after the date of cessation of an optionee's service as a director of the Company. Upon the death of an optionee at any time, all of the then outstanding options of such optionee shall become immediately exercisable. If an optionee's service ceases for any reason, exercisable options may be exercised by the optionee within three months after such cessation of service. Such options may be exercised at any time within one year after such death by the optionee's executor or administrator or by his or her distributee to whom such options may have been transferred by will or by the laws of descent and distribution. Notwithstanding anything to the contrary herein, if upon an optionee's cessation of service the optionee is or becomes an employee or a senior management consultant to the Company and/or its subsidiaries, such options may be exercised by the optionee during the period ending on the earliest of (i) the ninetieth (90th) day following the date that the optionee permanently ceases to render employment or consulting services to the Company and/or its subsidiaries, for any reason other than cessation by reason of death, or (ii) the date that is one year after the date described in clause (i) if the optionee ceases to render employment or consulting services on account of his or her death (in which case such option may be exercised by the optionee's executor or administrator or by his or her distributee to whom the option may have been transferred by will or by the laws of descent and distribution). The foregoing provisions shall not extend the period during which an option may be exercised beyond the date it expires by its terms.

          (d) Manner of Exercise. Each option agreement shall provide that any option therein granted shall be exercisable only by giving in each case written notice of exercise, accompanied by full payment of the purchase price in cash (including check, bank draft, or money order, or wire or other transfer of funds, or advice of credit to the Company). At the discretion of the Board of Directors, the option agreement may provide that shares of Common Stock may be issued in the name of the optionee and another person jointly with the right of survivorship.

          (e) Nontransferability. Each option agreement shall provide that any option therein granted is not transferable by the optionee other than by will or by the laws of descent and distribution and that, during the lifetime of the optionee, such option may be exercised only by the optionee or such optionee's legal representative.

          (f) Withholding of Taxes. It shall be a condition to the obligation of the Company to issue or transfer shares of Common Stock upon the exercise of an option that the optionee pay to the Company, upon its demand, such amount, if any, as may be requested by the Company for the purpose of satisfying its liability to withhold federal, state or local income or other taxes incurred by reason of the exercise of such option or the transfer of shares upon such exercise. If the amount requested is not paid, the Company may refuse to issue or transfer shares of Common Stock upon exercise of the option.

     7. ADJUSTMENT UPON CHANGES IN STOCK. The Board of Directors shall make or provide for such adjustments in the option price and in the number or kind of shares or other securities covered by outstanding options as the Board of Directors in its sole discretion, exercised in good faith, shall determine is equitably required to prevent dilution or enlargement of rights of optionees that would otherwise result from any stock dividend, stock split, combination of shares, issuance of rights or warrants to purchase stock, spin-off, recapitalization or other changes in the capital structure of the Company. The Board of Directors also shall make or provide for such adjustments in the number or kind of shares of the Company's capital stock or other securities which may be acquired pursuant to options granted under the Plan and the number of such securities to be awarded to each optionee as the Board of Directors in its sole discretion, exercised in good faith, shall determine is appropriate to reflect any transaction or event described in the preceding sentence. The determination of the Board of Directors as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

     8. FRACTIONAL SHARES. No fractional shares shall be issued pursuant to options granted hereunder and any fractional share resulting from an adjustment pursuant to Section 7 hereof shall be eliminated.

     9. GOVERNMENT REGULATIONS. The Plan, the grant and exercise of options hereunder, and the Company's obligation to sell and deliver shares of stock pursuant to any such exercise, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or government agency as shall be required. The Company shall not be required to issue or deliver any certificate or certificates for shares of its Common Stock prior to (a) the admission of such shares to listing on any stock exchange on which the stock shall then be listed and (b) the completion of any registration or other qualification of such shares under any state or federal law or rulings or regulations of any government body, which the Company shall, in its sole discretion, determine to be necessary or advisable.

     10. TERM OF THE PLAN. The Plan shall become effective immediately upon approval of the Plan by the stockholders of the Company (the "Effective Date"). The period during which option grants shall be made under the Plan shall terminate on the tenth anniversary of the Effective Date. Termination of the Plan, however, shall not affect outstanding options which have been granted prior to such termination, and all unexpired options shall continue in full force and operation after termination of the Plan, except as they lapse or terminate by their own terms and conditions, and the terms of the Plan shall continue to apply to such options.

     11. AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN. The Board of Directors at any time and from time to time may amend the Plan in whole or in part, provided, however, that any amendment that must be approved by the stockholders of the Company in order to comply with applicable law or the rules of any national securities exchange upon which the Common Stock is traded or quoted shall not be effective unless and until such approval has been obtained. Presentation of the Plan or any amendment thereof for stockholder approval shall not be construed to limit the Company's authority to offer similar or dissimilar benefits in plans that do not require stockholder approval. Without the written consent of the optionee, no amendment, suspension or termination of the Plan shall adversely affect any option previously granted under the Plan, but it shall be conclusively presumed that any adjustment or change as provided in Section 7 does not adversely affect any such right.

     12. NO RIGHT TO CONTINUE AS DIRECTOR. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that a director has a right to continue as a director for any period of time, or at any particular rate of compensation.

                               SINTER METALS, INC.
                    PROXY SOLICITED ON BEHALF OF THE BOARD OF
  DIRECTORS OF THE COMPANY FOR THE ANNUAL STOCKHOLDERS MEETING ON MAY 15, 1997

     The undersigned hereby constitutes and appoints Joseph W. Carreras, Donald
L. LeVault and Michael T. Kestner, and each of them, as true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the annual meeting of stockholders of Sinter Metals, Inc., to be held at the Renaissance Cleveland Hotel, 24 Public Square, Cleveland, Ohio on Thursday, May 15, 1997, at 10:00 a.m., and at any adjournments or postponements thereof, as follows and in accordance with their judgment upon any other matters coming before said meeting.

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE, AND SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, OR IF DIRECTIONS ARE NOT INDICATED, WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                   (continued and to be signed on other side)

                          - FOLD AND DETACH HERE -

Please mark your vote as indicated in this example [ x ]

1. Election of Directors, Nominees:

JOSEPH W. CARRERAS, DONALD L. LEVAULT, E. JOSEPH HOCHREITER, DAVID Y. HOWE, MARY LYNN PUTNEY, WILLIAM H. ROJ AND CHARLES E. VOLPE

   FOR all nominees                                    WITHHOLD
     listed above,                                     AUTHORITY
   except as marked                                   to vote for
   to the contrary.                                  all nominees
          [ ]                                        listed above.

                                                          [ ]









(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)



------------------------------------------------------------------------------



2. PROPOSAL to approve the appointment of Arthur Andersen LLP, as Independent Public Accountants (check one):

                           FOR           AGAINST           ABSTAIN

                          [   ]           [   ]             [   ]


3. PROPOSAL to approve and ratify amendments to the 1994 Key Employee Stock Incentive Plan (check one):

                           FOR           AGAINST           ABSTAIN

                          [   ]           [   ]             [   ]


4. PROPOSAL to approve and ratify the adoption of the Company's 1997 Stock Option Plan for Non-Employee Directors (check one):

                           FOR           AGAINST           ABSTAIN

                          [   ]           [   ]             [   ]


5. In the discretion of the Proxies, upon such other business as may properly come before the meeting.


THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THIS NOTICE AND PROXY STATEMENT DATED MARCH 28, 1997 AND HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN TO VOTE AT SAID MEETING AND ANY ADJOURNMENTS.

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Dated:                                           , 1997
      -------------------------------------------

-------------------------------------------------
                  Signature

-------------------------------------------------
           Signature if held jointly


           PLEASE COMPLETE, DATE, SIGN AND MAIL
           THIS PROXY PROMPTLY IN THE ENCLOSED
           POSTAGE-PAID ENVELOPE


                            - FOLD AND DETACH HERE -